EXHIBIT 31.4

Certification of Principal Accounting Officer

I, Rich Christensen, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Golden Matrix Group, Inc. (the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2025

/s/ Rich Christensen
Rich Christensen
Chief Financial Officer (Principal Financial/Accounting Officer)